EXHIBIT 10.10


                 AMENDMENT TO THE CONSULTING AGREEMENT DATED FOR
              REFERENCE MARCH 31, 1999 (THE "CONSULTING CONTRACT")
              BETWEEN LARI ACQUISITION COMPANY, INC (THE "COMPANY")
                    AND EMANUEL WEINTRAUB (THE "CONSULTANT")
--------------------------------------------------------------------------------

This Amendment is dated for reference the 1st day of August, 1999

WHEREAS:

A As presently structured, the Company is obligated to pay to the Consultant the sum of $27,775 per month pursuant to the Consulting Contract;

B. The Company wishes to lower its monthly payments under the Consulting Contract and the Consultant has agreed to accommodate the Company's request on the terms and conditions of this Amendment; and

C. The parties to this Amendment have agreed that the Consultant will defer $7,775 of the present monthly compensation under the Consulting Contract with a balloon payment of all of said deferred compensation, with interest thereon, to be paid by the Company to the Consultant upon expiration or sooner termination of the Consulting Contract;

NOW THEREFORE, in consideration of the mutual covenants, agreements, warranties and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree with each other as follows:

1. All capitalized terms in this Amendment shall have the meaning as defined in the Consulting Contract.

2. Sections 4 and 18 of the Consulting Contract are amended such that, effective as of August 1, 1999, the Company agrees to pay the Consultant for the Services, subject to paragraphs 17 through 19 of the Consulting Contract, as follows:

     a. $20,000 per month, for each month the Consultant provides the Services for the Company, payable on the last day of the month with the first payment due on August 31, 1999; and

     b. an amount equal to $7,775 for each month, commencing on August 1, 1999, that the Consultant provides the Services for the Company, together with interest at the rate of 9% per annum, calculated as simple annual interest, to accrue monthly from August 1, 1999 until fully paid, all payable upon expiration or sooner termination of the Consulting Contract By way of example, if the Consulting Contract is validly terminated on July 31, 2000, the amount due shall be 12 X $7,775 plus the interest accruing on each respective monthly sum.

3. In the event that the Consulting Contract should terminate for any reason, including, without limitation, those reasons set forth in paragraph 17 of the Consulting Contract, the amount set forth in paragraph 2(b) of this Amendment shall be immediately due and payable to the Consultant.

4. The Consultant acknowledges that the payment provided for in Section 2 of this Amendment is to be full payment and reimbursement for providing the Services.

5. Except as otherwise expressly modified herein, the Consulting Contract remains in full force and effect.

6. All dollar amounts referred in this Amendment are stated in United States of America currency.

7. This Amendment may be executed in any number of counterparts, each of which when delivered shall be deemed to be an original and all of which together shall constitute one and the same document. A signed facsimile or telecopied copy of this Amendment shall be effectual and valid proof of execution and delivery.


IN WITNESS WHEREOF the parties hereto have duly executed this Amendment as of the day and year first above written.


LARI ACQUISITION COMPANY, INC.



Per: /s/ Illegible
     -------------------------------------
     Authorized Signatory


SIGNED, SEALED AND DELIVERED by     )
EMANUEL WEINTRAUB in the presence   )
of:                                 )
                                    )
                                    )
----------------------------------- )      /s/ Emanuel Weintraub
Witness                             )      -------------------------------------
                                    )      EMANUEL WEINTRAUB
----------------------------------- )
Address                             )